Exhibit 10.23

Corn Products International

Notice of Restricted Stock Unit

Award Agreement

                          :

You have been granted an award of                    Restricted Stock Units (the “Award”) effective               , 2     (the “Grant Date”) under the Corn Products International, Inc. Stock Incentive Plan (the “Plan”), representing the right to receive in the future shares of Common Stock of Corn Products International, Inc. (the “Company”).   This Award Agreement and the Plan together govern your rights under the Plan and set forth all of the conditions and limitations affecting such rights.

Capitalized terms used in this Award Agreement shall have the meanings ascribed to them in the Plan or in this Award Agreement. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan’s terms shall supersede and replace the conflicting terms of this Award Agreement.

Overview of Your Grant

1.     General.  Except as provided below, you shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award unless and until, and only to the extent, the Restricted Stock Units subject to the Award are settled and you become a stockholder of record with respect to such shares as provided herein.  The Company agrees to reserve and keep available, either in treasury or out of its authorized but unissued shares of Common Stock, the full number of shares subject to the Award.

2.     Vesting Period. The Restricted Stock Units awarded and/or credited under this Award Agreement will vest     % on each of the first                anniversaries of the date of grant (the “Vesting Dates”).  During the period beginning on the Grant Date and ending on the Vesting Date (the “Vesting Period”) the Restricted Stock Units awarded and/or credited under this Award Agreement may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or this Agreement.  If all of the terms and conditions of the Award Agreement and the Plan are met on the Vesting Dates, then you will receive issued certificates for the number of shares of Common Stock subject to the applicable percentage of the Restricted Stock Units then held by you which were issued and/or credited to you under this Award Agreement.

3.     Termination of Employment: The Restricted Stock Units will vest in full in the event of your death or the occurrence of your Disability Date while employed by the Company, its affiliates, and/or its Subsidiaries, upon your involuntary termination by the Company without cause or upon the occurrence of a Change in Control as defined in the Company’s standard change of control severance agreement.  In the event that you terminate employment with the Company, its affiliates, and/or its Subsidiaries for any other reason, all of the unvested Restricted Stock Units you hold at the time your employment terminates shall be forfeited to the Company.

4.     Voting Rights and Dividends.  You do not have the right to vote any shares of Common Stock or to receive dividends on them prior to the date such shares are to be issued to you pursuant to the terms of this Award Agreement.  As of each date on which dividends are paid on the Common Stock, the Company shall credit to the Award additional Restricted Stock Units, the number of which shall be determined by multiplying the amount of such dividend per share of Common Stock by the number of shares of Common Stock then subject to the Award, and dividing the product thereof by the Fair Market Value of a share of Common Stock on the applicable dividend payment date.

5.     Tax Withholding: The Restricted Stock Units will be distributed to you in shares of Common Stock, within 10 days after the applicable Vesting Dates, less withholding of such number of shares of Common Stock as have a Fair Market Value equal to the amount of required tax withholding upon such conversion.

6.     Change of Capitalization:  If , prior to the time the restrictions imposed by Section 2 of this Award Agreement on the Restricted Stock Units awarded hereunder lapse, the Company shall be reorganized or consolidated or merged with another corporation, the appropriate amount of any stock, securities or other property exchangeable for shares of Common Stock pursuant to such reorganization, consolidation or merger shall be appropriately substituted for the shares of Common Stock subject to the Restricted Stock Units issued and/or credited hereunder.

7.     Continuation of Employment: This Award Agreement shall not confer upon you any right to continuation of employment by the Company, its affiliates, and/or its Subsidiaries, nor shall this Award Agreement interfere in any way with the Company’s, its affiliates’, and/or its Subsidiaries’ right to terminate your employment at any time.

8.     No Right to Future Grants; No Right of Employment; Extraordinary Item: In accepting the grant, you acknowledge that:  (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, suspended or terminated by the Company at any time, as provided in the Plan and this Award Agreement; (b) the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (d) your participation in the Plan is voluntary; (e) the Restricted Stock Units and any Common Stock subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) in the event that you are an employee of an affiliate or Subsidiary of the Company, the grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant will not be interpreted to form an employment contract with the affiliate or Subsidiary that is your employer; (g) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty; and (h) no claim or entitlement to compensation or damages arises from forfeiture or termination of the Restricted Stock Units or diminution in value of the Restricted Stock Units or the shares of Common Stock and you irrevocably release the Company, its affiliates and/or its Subsidiaries from any such claim that may arise.

9.     Requirements of Law: The granting and settlement of Restricted Stock Units under the Plan shall be subject to, and conditioned upon satisfaction of, all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

10.   Administration: This Award Agreement and your rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Board or the Committee may adopt for administration of the Plan.

Corn Products International, Inc.

By:

Title:

By your signature below, you represent that you are familiar with the terms and provisions of the Corn Products International, Inc. Stock Incentive Plan, and hereby accept this Award Agreement subject to all of the terms and provisions thereof.  You further agree to notify the Company upon any change in residence.

[Name]	Date